EXHIBIT 99.1


       MDSI Accelerates eBusiness Strategy With Acquisition of Connectria (ServeClick.com), a Leading Online Service Management and ASP Company

RICHMOND, British Columbia, May 9 /PRNewswire/ -- MDSI Mobile Data Solutions Inc. (Nasdaq: MDSI; Toronto: MMD), a leading provider of wireless workforce management solutions, today announced a definitive agreement to acquire Connectria, an application service provider (ASP) and provider of online service management solutions for service companies (ServeClick.com). This agreement is subject to the satisfaction of certain conditions, including the satisfactory completion of MDSI's due diligence review of Connectria.

"The acquisition of Connectria will significantly accelerate the implementation of MDSI's wireless eBusiness strategy," said Ken Miller, MDSI's Chief Executive Officer. "Through its ServeClick.com online service management solution, Connectria will also instantly extend MDSI's online offerings for mobile service companies, and open new markets with vast potential -- 'non-mobile' service providers such as restaurants, automotive services, and medical services."
ServeClick allows service companies to define rules online for allocating service resources optimally. Various retail service providers, such as optical outlets, and other businesses already are using ServeClick technology to enhance their customer service and profitability. ServeClick can easily be extended to support other types of service industries, and can operate using any language, not just English.

Connectria will also bring to MDSI(R) hardened ASP hosting facilities to host its industry-leading Advantex(TM) wireless workforce management and wireless connectivity software, as well as experienced web development and management talent to accelerate MDSI's eBusiness initiatives. Connectria's ASP hosting business serves major companies and institutions including globally-ranked financial services firms, leading energy companies, universities, and leading software developers.

"Connectria has real customers, real revenues and has established a first mover advantage in online service management," Miller said. "They also serve markets with great growth potential. By joining together, both companies will create the means to grow much faster than either could separately." Miller noted that the two companies' products and corporate cultures are well matched, which should allow for a fast and seamless integration of Connectria into MDSI's eBusiness Division.

Under the terms of the proposed acquisition, which is expected to close in the second quarter of 2000, MDSI will issue approximately 845,000 shares of its common stock and employee stock options to purchase approximately 584,000 shares of MDSI in exchange for all of the common shares of Connectria. At recent market prices for MDSI's shares, the value of the transaction is approximately US$45 million. When completed, the transaction will increase MDSI's fully-diluted shares outstanding to 11.0 million from 9.6 million.





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"The service sector represents the largest portion of the global economy. In the
North American economy alone, millions of service companies perform billions of service transactions every year," said Richard Waidmann, Connectria's President and CEO. "Previously, the difficulty in designing accurate scheduling and optimization algorithms, and the relatively high cost of communications, have frustrated attempts to automate the service sector. However, recent advances by both MDSI and Connectria in wireless and Internet technologies offer service companies unprecedented abilities to solve some of their most challenging issues, including optimizing their resources in tight labor markets, providing increased customer service, and controlling costs during a time of wage and
energy  cost   pressures."

"For service companies to succeed, they must cost-effectively deliver services at the right time, to the right place, at the right price, by employees with the right skill sets. Combined with Connectria, MDSI will be the only company offering an entire suite of advanced Internet and wireless technologies and services to make this a reality," Waidmann said.

With approximately 100 blue chip customers like AT&T Wireless, Cablevision, Pacific Gas & Electric, and British Gas, MDSI's Advantex solutions already dominate the worldwide market for wireless applications that help large service providers (e.g., utility, telephone, and cable companies) manage their mobile workforces better, faster and at lower cost. Advantex schedules appointments by matching customer requests with the best available mobile resource. It efficiently and automatically dispatches workers to ensure the fastest possible response time, tracks and records worker time and resources used on a job, and automatically transfers all information collected in the field to the appropriate enterprise or Internet data resources. It eliminates inefficiency and wasted time involved in creating and transferring paper or voice orders to mobile workers and order completion information back to the enterprise. Advantex also reports on operational performance to help management make decisions. And it all happens wirelessly, in real-time. With roots dating back to the 1970's, the company's applications support and direct the efforts of tens of thousands of mobile users worldwide.

MDSI's wireless eBusiness strategy has been designed to expand MDSI's reach beyond large companies in its traditional markets to include mid- and small-size service providers in both its traditional mobile service markets and the broad service market, mobile or otherwise. The acquisition of Connectria will accelerate that process.

Established in 1997, Connectria is a fast-growing ASP that hosts a variety of applications for a wide range of clients including global Fortune accounts and small- to mid-sized businesses throughout the United States. The company's unique abilities are focused around its world-class ASP hosting center, exceptional technical expertise, and its robust ServeClick online service management application. Service providers use ServeClick to automate scheduling processes and bring new efficiencies to their businesses. ServeClick schedules time and resources accurately by managing a multitude of variables that determine how individual businesses operate. Businesses can use ServeClick whether customers call on the phone or visit a Web site to schedule an appointment.

When the acquisition is completed, the combined company will host MDSI's wireless connectivity software and standard-setting Advantex wireless workforce management software (in full- and limited-function forms), ServeClick, other wirelessly-enabled applications for the



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services market, and other  applications  currently hosted by Connectria for its current client base. As a combined entity, MDSI will employ approximately 550 people, including all 60 of Connectria's employees. MDSI will have corporate offices in Richmond, BC, Itasca, IL, St. Louis, MO, and Amsterdam.

For more information on Connectria and the ServeClick online service management solutions, visit www.connectria.com and www.serveclick.com.

Conference  call

Today at 10:30am PST (1:30pm EST), MDSI's CEO Ken Miller is hosting a conference call to discuss the Connectria acquisition. To listen to the call, dial 1-877-871-4104. Playback of the conference call is available until Tuesday, May 16 at 1-800-558-5253 (passcode 15192927). Live simulcast and replay of the conference call will also be available from www.mdsi-advantex.com and www.streetevents.com. Just follow the appropriate links.

About MDSI By uniting the power of wireless communications and the Internet, MDSI Mobile Data Solutions Inc. is revolutionizing how companies sell and deliver services and how people purchase them. We enable companies of any size in any service market to manage mobile workers to offer better customer service, faster and at lower cost, and empower those workers via a reliable, wireless link to enterprise or Internet applications. We enable people to purchase, schedule, confirm and track service appointments online without any human intervention, providing the ultimate in convenience. MDSI accomplishes this through a suite of wireless connectivity, workforce management and other mobile solutions that can be delivered over the Internet or through traditional on-site implementations. Founded in 1993 with roots back to the 1970's, MDSI is the most experienced and trusted wireless applications company operating today. MDSI has approximately 100 major, blue chip customers worldwide, operations in the U.S., Canada, and Amsterdam, and multiple support offices around the world. More information is available at http://www.mdsi-advantex.com.

This press release contains statements that constitute "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements in this release include statements regarding the expectation of the closing of the purchase by MDSI of all the shares of Connectria and the timing of that closing, the anticipated ease of integration of MDSI and Connectria, the ability of MDSI to integrate MDSI's and Connectria's products, the continued development, deployment and performance of the MDSI and Connectria products, the success and benefits of MDSI's eBusiness strategy, and the growth of MDSI's eBusiness services. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: the possibility that MDSI and Connectria will not complete the acquisition of Connectria, unanticipated difficulties in integrating MDSI's and Connectria's businesses, the possibility of technical difficulties or delay in future product introductions and improvements, the possibility that competitors will introduce new and improved products and services and the need to compete successfully with existing and new products and services offered by competitors, and the other risks and uncertainties detailed in MDSI's Annual Report on Form 10-K filed with the Securities and



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Exchange  Commission.  MDSI  disclaims  and intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




















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